Zayo Group Holdings, Inc. Reports Financial Results for the Fourth Fiscal Quarter Ended June 30, 2016

Fourth Fiscal Quarter 2016 Financial Highlights

•	$507.3 million of consolidated revenue, including $117.2 million from Zayo Canada
o	25% quarter-over-quarter annualized revenue growth
o	7% quarter-over-quarter annualized pro-forma recurring revenue growth, excluding Zayo Canada
•	Net loss of $30.9 million.
o	$11.6 million increase quarter-over-quarter
•	$257.8 million of adjusted EBITDA, including $27.0 million from Zayo Canada
o	12% quarter-over-quarter annualized pro-forma recurring adjusted EBITDA growth* (excluding Zayo Canada)
•

Bookings of $6.4 million, gross installs of $6.5 million, churn of 1.1% and net installs of $2.4 million, all on a monthly recurring revenue (MRR) and monthly amortized revenue (MAR) basis, excluding Zayo Canada.

*  pro-forma estimate revenue growth excluding the impact of revenue acquired in acquisitions during the periods

BOULDER, Colo., August 25, 2016 – Zayo Group Holdings, Inc. (“Zayo” or “the Company”) (NYSE: ZAYO), the global leader in Communications Infrastructure, announced results for the three months ended June 30, 2016.

Fourth quarter operating income increased $14.5 million from the previous quarter primarily due to organic and acquisition related growth. Net loss increased by $11.6 million during the quarter. Contributing to the increased net loss was a $33.8 million charge associated with a loss on extinguishment of debt related to debt refinancing activities entered into during the quarter and $13.8 million increase in foreign currency losses associated with intercompany debt arrangements offset by a $20.8 million decrease in income tax provision and the aforementioned increase in operating income.

Basic and diluted net loss per share during the fourth fiscal quarter was ($0.13).

During the three months ended June 30, 2016, capital expenditures were $187.4 million, including $10.0 million attributed to Zayo Canada. As of June 30, 2016, the Company had $170.7 million of cash and $442.1 million available under its revolving credit facility.

Recent Developments

Clearview Acquisition

On April 1, 2016, the Company acquired Clearview International, LLC, a Texas based colocation and cloud infrastructure services provider for cash consideration of $18.3 million. The acquisition was funded with cash on hand and was considered an asset purchase for tax purposes.

Unsecured Notes Offering

On April 14, 2016, the Company completed a private offering of $550.0 million aggregate principal amount of additional 6.375% senior unsecured notes due 2025. The net proceeds from the offering plus cash on hand (i) were used to repay $196.0 million of borrowings under the Company’s secured term loan facility, and (ii) were used to redeem the Company’s remaining $325.6 million 10.125% senior unsecured notes due 2020, including the required make-whole premium and accrued interest.

Term Loan Reprice

On July 22, 2016, the Company amended the terms of its credit agreement governing its term loan facility. Per the terms of the amendment, the $361.0 million term loan tranche under the credit agreement was repriced at par and will bear interest at a rate of LIBOR plus 2.75 percent, with a minimum LIBOR rate of 1.00 percent, which represents a downward adjustment of 75 basis points. No other terms of the credit agreement were amended.

Fourth Fiscal Quarter Financial Results

Three Months Ended June 30, 2016 and March 31, 2016

(in millions)

	Three months ended
	June 30, 2016	March 31, 2016
Revenue	$507.3	$478.0
Annualized revenue growth	25%
Operating income	72.0	57.5
Loss from operations before income taxes	(44.0)	(11.5)
(Benefit)/provision for income taxes	(13.1)	7.8
Net loss	$(30.9)	$(19.3)

Adjusted EBITDA	$257.8	$242.8
Annualized Adjusted EBITDA growth	25%
Adjusted EBITDA margin	51%	51%

Levered free cash flow/(deficit)	$(11.2)	$11.3

Three Months Ended June 30, 2016 and June 30, 2015

(in millions)

	Three months ended
	June 30, 2016	June 30, 2015
Revenue	$507.3	$361.9
Annualized revenue growth	40%
Operating income	72.0	54.7
(Loss)/income from operations before income taxes	(44.0)	9.7
(Benefit)/provision for income taxes	(13.1)	4.6
Net (loss)/income	$(30.9)	$5.1

Adjusted EBITDA	$257.8	$210.9
Annualized Adjusted EBITDA growth	22%
Adjusted EBITDA margin	51%	58%

Levered free cash flow/(deficit)	$(11.2)	$39.5

Conference Call

Zayo will hold a conference call to report fourth fiscal quarter 2016 results at 5:00 pm. EST, August 25, 2016. The dial in number for the call is 888-273-1350. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/ic1nh315rcwc&eom. During the call, the Company will review an Earnings Presentation that summarizes the financial, operational and commercial highlights of the quarter, which can be found at http://investors.zayo.com/earnings-releases. The Company’s Supplemental Earnings Information presentation will be made available in the investor relations section of Zayo’s website after the conclusion of the conference call.

About Zayo

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud services to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 112,600-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud services in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

Information contained in this earnings release that is not historical by nature constitutes “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including our ability to integrate acquired companies and assets. Specifically there is a risk associated with our recent acquisitions, and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law.

This earnings release should be read together with the Company’s consolidated financial statements and notes thereto for the year ended June 30, 2016 included in the Company’s Annual Report.

Pro Forma Financial Data

Acquisitions have been, and are expected to continue to be, a component of the Company’s strategy. In this earnings release, the Company sets forth its pro-forma annualized revenue and Adjusted EBITDA growth rates for the current fiscal quarter. The adjustments reflected in our pro-forma amounts have not been prepared with a view towards complying with Article 11 of Regulation S-X. These pro-forma measures are intended to provide additional information regarding such rates of growth on a more comparable basis than would be provided without such pro-forma adjustments and are not presented as a measure of our pro-forma financial performance.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, and levered free cash flow.

Adjusted EBITDA, as defined below and in Note 16 – Segment Reporting of our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K, is the primary measure used by our chief operating decision maker to evaluate segment operating performance.

Adjusted EBITDA is defined as earnings/(loss) from continuing operations before interest, income taxes, depreciation, and amortization (“EBITDA”) adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains/ (losses) on intercompany loans, and non-cash income/(loss) on equity and cost method investments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Levered free cash flow is defined as operating cash flow minus purchases of property and equipment, net of stimulus grants. Levered free cash flow is not a measurement of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

Adjusted EBITDA is a performance rather than cash flow measure. We use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee, as an input for determining incentive payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA:

▪	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
▪	does not reflect changes in, or cash requirements for, our working capital needs;
▪	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
▪	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, levered free cash flow:

▪	does not reflect principal payments on debt;
▪	does not reflect principal payments on capital lease obligations;
▪	does not reflect dividend payments, if any; and
▪	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carry forwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity.

See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for a quantitative reconciliation of levered free cash flow to net cash provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our actual annual results.

Measures referred to as being calculated on a constant currency basis are intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Tables reconciling non-GAAP measures are included in the Reconciliation of Non-GAAP Financial Measures section of this presentation. A glossary of terms used throughout is available under the investor section of the Company’s website at http://investors.zayo.com/glossary.

Consolidated Financial Information

Consolidated Statements of Operations

(in millions, except per share data)

	Year Ended June 30,
	2016	2015	2014
Revenue	$1,721.7	$1,347.1	$1,123.2
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	578.7	413.5	344.2
Selling, general and administrative expenses	386.4	358.4	384.7
Depreciation and amortization	516.3	406.2	338.2
Total operating costs and expenses	1,481.4	1,178.1	1,067.1
Operating income	240.3	169.0	56.1
Other expenses
Interest expense	(220.1)	(214.0)	(203.5)
Loss on extinguishment of debt	(33.8)	(94.3)	(1.9)
Foreign currency (loss)/gain on intercompany loans	(53.8)	(24.4)	4.7
Other (expense)/income, net	(0.3)	(0.4)	0.3
Total other expenses, net	(308.0)	(333.1)	(200.4)
Loss from operations before income taxes	(67.7)	(164.1)	(144.3)
Provision/(benefit) for income taxes	8.5	(8.8)	37.3
Loss from continuing operations	(76.2)	(155.3)	(181.6)
Earnings from discontinued operations	—	—	2.3
Net loss	$(76.2)	$(155.3)	$(181.6)

Weighted-average shares used to compute net loss per share:
Basic and diluted	243.3	235.4	223.0
Loss from continuing operations per share:
Basic and diluted	$(0.31)	(0.66)	(0.81)
Earnings from discontinued operations per share:
Basic and diluted	—	—	0.01
Net loss per share:
Basic and diluted	$(0.31)	$(0.66)	$(0.80)

Consolidated Balance Sheets

(in millions)

	Year Ended June 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$170.7	$308.6
Trade receivables, net of allowance of $7.5 and $3.4 as of June 30, 2016 and June 30, 2015, respectively	148.4	88.0
Prepaid expenses	68.8	37.3
Deferred income taxes, net	—	129.5
Other assets	9.2	4.5
Total current assets	397.1	567.9
Property and equipment, net	4,079.5	3,299.2
Intangible assets, net	934.9	948.3
Goodwill	1,214.5	1,224.4
Deferred income taxes, net	7.0	—
Other assets	94.5	54.8
Total assets	$6,727.5	$6,094.6
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$16.5
Accounts payable	97.0	40.0
Accrued liabilities	225.7	182.2
Accrued interest	28.6	57.2
Capital lease obligations, current	5.8	4.4
Deferred revenue, current	129.4	86.6
Total current liabilities	486.5	386.9
Long-term debt, non-current	4,085.3	3,652.2
Capital lease obligation, non-current	44.9	28.3
Deferred revenue, non-current	793.3	612.7
Deferred income taxes, net	41.3	174.7
Other long-term liabilities	57.0	28.6
Total liabilities	5,508.3	4,883.4

Stockholders' equity
Preferred stock, $0.001 par value - 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2016 and June 30, 2015, respectively	—	—
Common stock, $0.001 par value - 850,000,000 shares authorized; 242,649,498 and 243,008,679 shares issued and outstanding as of June 30, 2016 and June 30, 2015, respectively	0.2	0.2
Additional paid-in capital	1,777.6	1,705.8
Accumulated other comprehensive income/(loss)	4.5	(7.9)
Accumulated deficit	(563.1)	(486.9)
Total stockholders' equity	1,219.2	1,211.2
Total liabilities and stockholders' equity	$6,727.5	$6,094.6

Consolidated Statement of Cash Flows

(in millions)

	Year Ended June 30,
	2016	2015	2014
Cash flows from operating activities
Net loss	$(76.2)	$(155.3)	$(179.3)
Earnings from discontinued operations, net of income taxes	—	—	2.3
Loss from continuing operations	(76.2)	(155.3)	(181.6)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	516.3	406.2	338.2
Loss on extinguishment of debt	33.8	94.3	1.9
Non-cash interest expense	11.9	19.7	22.1
Stock-based compensation	155.9	200.7	253.7
Amortization of deferred revenue	(111.5)	(72.1)	(55.6)
Additions to deferred revenue	184.0	149.1	163.8
Foreign currency loss/(gain) on intercompany loans	53.8	24.4	(4.7)
Excess tax benefit from stock-based compensation	(7.9)	—	—
Deferred income taxes	(2.8)	(13.3)	24.2
Provision for bad debts	3.9	1.9	1.9
Non-cash loss on investments	1.2	0.9	—
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	1.9	(11.2)	20.5
Prepaid expenses	18.7	(2.9)	(1.4)
Accounts payable and accrued liabilities	(36.0)	(22.1)	(6.6)
Other assets and liabilities	(33.0)	(14.9)	(9.9)
Net cash provided by operating activities	714.0	605.4	566.5
Cash flows from investing activities
Purchases of property and equipment	(704.1)	(530.4)	(360.8)
Cash paid for acquisitions, net of cash acquired	(437.5)	(855.7)	(393.3)
Net cash used in investing activities	(1,141.6)	(1,386.1)	(754.1)
Cash flows from financing activities
Proceeds from debt	929.3	1,787.3	423.6
Proceeds from revolving credit facility	—	—	195.0
Proceeds from equity offerings and contributions	—	413.7	—
Direct costs associated with initial public offering	—	(26.5)	—
Distribution to parent	—	—	(0.1)
Principal payments on long-term debt	(535.0)	(1,288.5)	(18.0)
Payment of early redemption fees on debt extinguished	(20.3)	(62.6)	—
Principal payments on capital lease obligations	(4.9)	(3.5)	(7.9)
Payment on revolving credit facility	—	—	(195.0)
Payment of debt issue costs	(4.2)	(24.2)	(4.9)
Common stock repurchases	(81.1)	—	—
Excess tax benefit from stock-based compensation	7.9	—	—
Net cash provided by financing activities	291.7	795.7	392.7
Net cash flows from continuing operations	(135.9)	15.0	205.1
Net cash flows from discontinued operations
Operating activities	—	—	15.7
Investing activities	—	—	(5.1)
Financing activities	—	—	(7.4)
Net cash flows from discontinued operations	—	—	3.2
Effect of changes in foreign exchange rates on cash	(2.0)	(3.8)	1.0
Net (decrease)/increase in cash and cash equivalents	(137.9)	11.2	206.1
Continuing operations:
Cash and cash equivalents, beginning of year	$308.6	$297.4	91.3
Cash flows from continuing operations	(135.9)	15.0	205.1
Effect of changes in foreign exchange rates on cash	(2.0)	(3.8)	1.0
Cash and cash equivalents, end of period	$170.7	$308.6	$297.4
Discontinued operations:
Cash and cash equivalents, beginning of year	$—	$—	15.9
Cash flows from discontinued operations	—	—	3.2
Cash included in Onvoy, LLC spin-off	—	—	(19.1)
Cash and cash equivalents, end of period	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Cash paid for interest, net of capitalized interest - continuing operations	$228.5	$191.2	$175.3
Cash paid for interest, net of capitalized interest - discontinued operations	—	—	0.4
Cash paid for income taxes	14.0	14.5	5.7
Non-cash purchases of equipment through capital leasing	7.6	6.8	10.5
Increase in accounts payable and accrued expenses for purchases of property and equipment - continuing operations	25.7	8.4	10.9

Reconciliation of Non-GAAP Financial Measures

(in millions)

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended			Year Ended June 30,
	June 30, 2016	March 31, 2016	June 30, 2015	2016	2015
Reconciliation of Adjusted EBITDA:
Net (loss)/income from continuing operations	$(30.9)	$(19.3)	$5.1	$(76.2)	$(155.3)
Interest expense	57.4	57.7	53.0	220.1	214.0
(Benefit)/provision for income taxes	(13.1)	7.8	4.6	8.5	(8.8)
Depreciation and amortization	148.3	137.2	113.2	516.3	406.2
Transaction costs	4.0	14.2	—	21.5	6.2
Stock-based compensation	33.4	33.5	42.9	155.9	200.7
Loss on extinguishment of debt	33.8	—	8.5	33.8	94.3
Foreign currency loss/(gain) on intercompany loans	24.9	11.1	(16.8)	53.8	24.4
Non-cash loss on investments	—	0.6	0.4	1.2	0.9
Adjusted EBITDA	$257.8	$242.8	$210.9	$934.9	$782.6

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$176.2	$196.4	$195.0	$714.0	$605.4
Purchases of property and equipment, net	(187.4)	(185.1)	(155.5)	(704.1)	(530.4)
Levered free cash flow/(deficit), as defined	$(11.2)	$11.3	$39.5	$9.9	$75.0

Adjusted EBITDA and Cash Flow Reconciliation	Three months ended June 30, 2016
	Zayo Consolidated	Zayo Canada	Consolidated Excluding Zayo Canada
Reconciliation of Adjusted EBITDA:
Net (loss)/income from continuing operations	$(30.9)	$4.1	$(35.0)
Interest expense	57.4	2.1	55.3
Benefit for income taxes	(13.1)	—	(13.1)
Depreciation and amortization	148.3	17.2	131.1
Transaction costs	4.0	2.8	1.2
Stock-based compensation	33.4	0.8	32.6
Loss on extinguishment of debt	33.8	—	33.8
Foreign currency loss on intercompany loans	24.9	—	24.9
Adjusted EBITDA	$257.8	$27.0	$230.8

Reconciliation of levered free cash flow:
Net cash provided by operating activities	$176.2	$16.8	$159.4
Purchases of property and equipment, net	(187.4)	(10.0)	(177.4)
Levered free cash flow/(deficit), as defined	$(11.2)	$6.8	$(18.0)

Investor Relations:

(720) 306-7556

IR@zayo.com